UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

12/14/2007

Date of Report (Date of earliest event reported)

SAFECO CORPORATION

(Exact name of registrant as specified in Charter)

WASHINGTON	1-6563	91-0742146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Safeco Plaza, 1001 4th Avenue, Seattle, Washington	98185
(Address of principal executive officers)	(Zip Code)

(206) 545-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 14, 2007, the Board of Directors amended the Company’s Bylaws to provide for majority voting in uncontested director elections. The amendment to Article II, Section 2 provides that the hold-over term of office for an incumbent director who fails to receive a majority vote in an uncontested election shall be the earlier of (i) 90 days after the voting results are determined or (ii) the date on which the Board of Directors selects a replacement director. New Section 5 of Article II (i) requires a nominee in an uncontested election to receive more “For” votes than votes “Against” or “Withheld,” (ii) provides that plurality voting will be the standard in contested elections, and (iii) provides that the Board of Directors will continue to have authority to fill director vacancies and appoint new directors.

Last year, the Board of Directors adopted a director resignation policy within its Governance Guidelines, calling for any director nominee receiving a greater number of votes withheld than votes cast in an uncontested election to tender a resignation, which the board would then accept or reject. This policy was adopted as an interim measure pending legislative changes to Washington’s law on majority voting. In the legislative session that ended in April 2007, the Washington legislature approved and the governor signed a law that allows Washington corporations to fully implement majority voting in uncontested director elections through their bylaws.

In connection with the Bylaw amendments described above, the Board of Directors amended the Company’s Governance Guidelines to eliminate the conditional resignation procedures previously contained in Section 2 thereof.

In addition, the Board of Directors amended Article II, Section 1 of the Company’s Bylaws to provide that directors need not be Washington residents.

This description is qualified in its entirety by reference to the Bylaws, which are filed as Exhibit 3.1 to this Form 8-K and are incorporated herein by reference.

Item 8.01	Other Events

On December 17, 2007 the Company announced that its Board of Directors had approved the repurchase of up to $500 million of the Company’s common stock, which replaces the Board’s prior share repurchase authorization. At the closing share price on December 14, 2007, the current authorization is equal to approximately 9.7 percent of Safeco’s shares outstanding at October 23, 2007.

Item 9.01	Financial Statements and Exhibits

Exhibit 3.1 – Bylaws of Safeco Corporation, as amended and restated on December 14, 2007.

Exhibit 99.1 – Press Release “Safeco Announces New Share Repurchase Authorization.”

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Safeco Corporation
Registrant

Dated: December 17, 2007	/s/ Kris L. Hill
Kris L. Hill
Vice President and Controller